United States
Securities and Exchange Commission
Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2008

CytoGenix, Inc.
(Exact name of registrant as specified in its charter)

0-26807
(Commission File Number)

Nevada	76-0484097
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3100 Wilcrest Drive, Suite 140, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
(713) 789-0070
Registrant’s telephone number, including area code

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 7, 2008, the Company received from each of Yin Chen, Chief Scientific Officer and Xin-Xing Tan, Senior Scientist, a letter of resignation effective as of the end of the day.  Copies of the resignation letters are attached to this Current Report on Form 8-K as exhibits.

On August 9, 2008, the board of directors of the Company appointed Randy J. Moseley to the board of directors to serve until nomination and subsequent election by the shareholders at the next annual shareholders’ meeting.

Mr. Moseley, age 59, since 2007 currently serves as Vice President and Chief Financial Officer of Utilicraft Aerospace Industries, Inc. and from 2001 to the present he has served as Executive Vice President and Chief Financial Officer of Urban America Television Network Corporation (UATV).  In addition, Mr. Moseley has served as the Chief Financial Officer of the following companies: American Independent Network, Inc; Furia Organization, Inc; and Big Sky Industries, Inc.  Mr. Moseley is also a co-founder of Capital Equity Partners, LLC.  Mr. Moseley has previous employment experience with Fronthaul, Inc, Tensor Information Systems, Jerry Lancaster and Associates and Pecan Valley Nut Company.  Mr. Moseley received his CPA certificate in 1972 and graduated with a BBA in accounting from Southern Methodist University in 1970.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

Exhibit No.	Description

99.1	Resignation Letter of Yin Chen, Chief Scientific Officer
99.2	Resignation Letter of Xin-Xing Tan, Senior Scientist

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2008	CytoGenix, Inc.

By: /s/ Malcolm H. Skolnick
Malcolm H. Skolnick, Chief Executive Officer